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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 3, 2005


                         Mayfair Mining & Minerals, Inc.
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                 (Exact name of registrant specified in Charter)


      Nevada                      333-102117               45-0487294
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 (State or other                 (Commission             (IRS Employer
 jurisdiction of                 File Number)          Identification No.)
  incorporation)


                               Paxhill, Park Lane,
                      Lindfield, West Sussex, UK, RH16 2QS
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          (Address of principal executive offices, including Zip Code)

          REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: 44-(1444)-487100


                                    No Change
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         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.02.  New Director

On June 3, 2005, Christopher Davie was elected to serve as a Director of the Company, and has accepted such position.

Mr. Davie has been actively involved in the mining industry for thirty-five years. Previously, he was the President and CEO of Queenstake Resources and its predecessor companies, Castle Exploration and Santa Cruz Gold. Prior to this, he was the Vice President of the Castle Group Inc., where he was a primary member of the team managing the successful Emerging Markets Gold Funds. Mr. Davie was also involved in various management positions in a number of projects in the mining industry worldwide. During his career he has also acted as an independent consultant for various multinational corporations. Mr. Davie is an Associate, at the Camborne School of Mines and holds an MSc in Mining Engineering from the University of London, where he graduated in 1973.

There are no arrangements or understandings between Mr. Davie and any other person pursuant to which Mr. Davie was selected as a Director.

There are no committees of the Board of Directors to which Mr. Davie has been or, at this time, is expected to be named


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Not applicable

      (b) Not applicable

      (c) Exhibits: None



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MAYFAIR MINING & MINERALS, INC.

                                   By: /s/ "Clive de Larrabeiti"
     Dated: June 3, 2005               ------------------------------------
                                       Clive de Larrabeiti, President